CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Nokia Performance Share Plan 2004, Nokia Restricted Share Plan 2004 and Nokia Stock Option Plan 2003 for Nokia Corporation of our report dated January 22, 2004 relating to the financial statements of Nokia Corporation, which appears in Nokia Corporation's Annual Report on Form 20-F for the year ended December 31, 2003.


/s/ PricewaterhouseCoopers Oy
PricewaterhouseCoopers Oy
Authorized Public Accountants

Helsinki, Finland
May 7, 2004